                                                                  EXHIBIT 8


                                 April 2, 1999





Oriental Financial Group Inc.
Hato Rey Tower
268 Munoz Rivera Avenue
Suite 501
San Juan, Puerto Rico 00918

         RE:      NONCUMULATIVE MONTHLY INCOME PREFERRED STOCK, SERIES A

Ladies and Gentlemen:

         We have acted as counsel for Oriental Financial Group Inc. (the "Company") in connection with a Registration Statement on Form S-3, filed with the Securities and Exchange Commission on April 2, 1999 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to 1,207,000 shares of Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share, of the Company.

         We have examined the prospectus contained in the Registration Statement (the "Prospectus") and have reviewed the discussion of certain United States and Puerto Rico income tax considerations of the proposed offering described in the Prospectus (the "Tax Discussion") appearing under the captions "Taxation," "Puerto Rico Taxation" and "United States Taxation." We have also reviewed such

Oriental Financial Group Inc.
April 2, 1999
Page 2

other documents and instruments and have examined such questions of law as we have considered necessary or appropriate for the purpose of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

         The Tax Discussion represents our opinion regarding the material United States and Puerto Rico tax consequences described therein.

         Our opinion is based upon the review of the Prospectus and of applicable United States and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in full force and effect. A change in any of the foregoing could require a change in our opinion. In addition, our opinion pertains only to the accuracy of the statement of law contained in the Tax Discussion. As to statements of fact, we are relying upon your representation that such factual statements are true and accurate as of the date hereof.

         We are members of the Bar of the Commonwealth of Puerto Rico. The opinions expressed herein are limited to the laws of the Commonwealth of Puerto Rico and any applicable federal laws. We do not purport to be experts in, or to render any opinions with respect to the laws of any state or jurisdiction other than the laws of the Commonwealth of Puerto Rico and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation" in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                     Very truly yours,

                                                     /s/ McConnell Valdes